EXHIBIT 21

                              LIST OF SUBSIDIARIES

              Name                                   State of Incorporation
              ----                                   ----------------------
Prairie Telephone Company, Inc.                               Iowa
Westside Independent Telephone Company                        Iowa
Tele-Services, Ltd.                                           Iowa
BTC, Inc.                                                     Iowa
Pacific Junction Telemarketing Center, Inc.                   Iowa
Westside Communications, Inc.                                 Iowa

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